Exhibit 5.1

November 9, 2023

Archer Aviation Inc.

190 West Tasman Drive

San Jose, California 95134

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

As counsel to Archer Aviation Inc., a Delaware corporation (the “Company”), we have examined the Registration Statement on Form S-3 to be filed by the Company with the Securities and Exchange Commission (the “Commission”) on or about November 9, 2023 (the “Registration Statement”) in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the offering and sale from time to time of up to $70,000,000 aggregate offering amount of (i) shares of the Company’s Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), (ii) shares of the Company’s preferred stock, $0.0001 par value per share (the “Preferred Stock”), (iii) one or more series of debt securities (the “Debt Securities”) issuable pursuant to an indenture (the “Indenture”) by and between the Company and a financial institution to be identified therein as trustee (the “Trustee”), (iv) warrants to purchase Class A Common Stock, Preferred Stock and/or Debt Securities (the “Warrants”), (v) subscription rights to purchase Class A Common Stock, Preferred Stock and/or Debt Securities (the “Subscription Rights”), and/or (vi) units consisting of any combination of such foregoing securities described in clauses (i) through (v) above (the “Units”). The Class A Common Stock, the Preferred Stock, the Debt Securities, the Warrants, the Subscription Rights and the Units are collectively referred to herein as the “Securities.” The Securities may be sold from time to time by the Company as set forth in the Registration Statement, the base prospectus contained within the Registration Statement (the “Prospectus”) and supplements to the Prospectus. The Company has informed us that the Company intends to issue the Securities from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act.

As to matters of fact relevant to the opinions rendered herein, we have examined such documents, certificates and other instruments which we have deemed necessary or advisable, including a certificate addressed to us and dated the date hereof executed by the Company (the “Opinion Certificate”). We have not undertaken any independent investigation to verify the accuracy of any such information, representations or warranties or to determine the existence or absence of any fact, and no inference as to our knowledge of the existence or absence of any fact should be drawn from our representation of the Company or the rendering of the opinions set forth below. We have not considered parol evidence in connection with any of the agreements or instruments reviewed by us in connection with this letter.

In our examination of documents for purposes of this letter, we have assumed, and express no opinion as to, the genuineness and authenticity of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, that each document is what it purports to be, the conformity to originals of all documents submitted to us as copies or facsimile copies, the absence of any termination, modification or waiver of or amendment to any document reviewed by us (other than as has been disclosed to us), the legal competence or capacity of all persons or entities (other than the Company) executing the same and (other than the Company) the due authorization, execution and delivery of all documents by each party thereto. We have also assumed the conformity of the documents filed with the Commission via the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”), except for required EDGAR formatting changes, to physical copies submitted for our examination.

We advise you that we have also examined (i) the sales agreement prospectus supplement contained within the Registration Statement (together with the Prospectus, the “Sales Agreement Prospectus”) relating to the sale by the Company through Cantor Fitzgerald & Co., as the sales agent (the “Sales Agent”), from time to time of shares of Class A Common Stock (the “Placement Shares”) having an aggregate maximum offering price of up to $70,000,000 pursuant to the Registration Statement and the Sales Agreement Prospectus, and (ii) that certain Controlled Equity OfferingSM Sales Agreement, dated as of November 9, 2023, by and between the Company and the Sales Agent (the “Sales Agreement”).

The opinions in this letter are limited to the existing General Corporation Law of the State of Delaware now in effect and, as to the Debt Securities, Warrants, Subscription Rights and Units constituting valid and binding obligations of the Company, the existing internal laws of the State of New York now in effect (the “Applicable Laws”). We express no opinion with respect to any other laws.

In connection with our opinions expressed below, we have assumed that, (i) at or prior to the time of the delivery of any of the Securities, including the Placement Shares, there will not have occurred any change in the law or the facts affecting the validity of the Securities, (ii) the Registration Statement and any amendments (including any necessary post-effective amendments) will have been declared effective under the Securities Act, (iii) at the time of the offer, issuance and sale of any Securities, including the Placement Shares, no stop order suspending the Registration Statement’s effectiveness will have been issued and remain in effect, (iv) no future amendments will be made to the Company’s current Amended and Restated Certificate of Incorporation (as amended from time to time, the “Certificate of Incorporation”), or the Company’s Amended and Restated Bylaws (the “Bylaws” and, together with the Certificate of Incorporation, the “Charter Documents”) that would be in conflict with or inconsistent with the Company’s right and ability to issue the Securities, including without limitation the Placement Shares, (v) at the time of the issuance and sale of the Securities, the Company will be validly existing as a corporation and in good standing under the laws of the State of Delaware; and (vi) at the time of each offer, issuance and sale of any Securities, including without limitation the Placement Shares, the Company will have a sufficient number of authorized and unissued and unreserved shares of the applicable class or series of its capital stock included in (or purchasable upon exercise or conversion of) the Securities, including without limitation the Placement Shares, so issued and sold (after taking into account all other outstanding securities of the Company which may require the Company to issue shares of such applicable class or series) to be able to issue all such shares.

This opinion is qualified by, and is subject to, and we render no opinion with respect to, the following limitations and exceptions to the enforceability of the Debt Securities, the Warrants, the Subscription Rights and the Units:

(1)	The effect of the laws of bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance, assignment for the benefit of creditors, and other similar laws now or hereinafter in effect relating to or affecting the rights and remedies of creditors, including the effect of statutory or other laws regarding fraudulent transfers or preferential transfers.

(2)	The effect of general principles of equity and similar principles, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, public policy and unconscionability, and the possible unavailability of specific performance, injunctive relief, or other equitable remedies, regardless of whether considered in a proceeding in equity or at law.

(3)	In the case of the Debt Securities, the effect of laws relating to usury or permissible rates of interest for loans, forbearances or the use of money.

We express no opinion regarding the effectiveness of any waiver or stay, extension or of unknown future rights. Further, we express no opinion regarding the effect of provisions relating to indemnification, exculpation or contribution to the extent such provisions may be held unenforceable as contrary to federal or state securities laws or public policy.

Based upon the foregoing, and subject to the qualifications and exceptions contained herein, we are of the following opinion:

1. With respect to the shares of Class A Common Stock registered pursuant to the Registration Statement (other than the Placement Shares), when (a) the issuance of and the terms of the offering of such shares of Class A Common Stock and related matters have been duly authorized by all required corporate action of the Company’s Board of Directors, or a duly authorized committee thereof (the “Board”), and, if required, of the stockholders of the Company in accordance with the Charter Documents and Applicable Laws and (b) if required, certificates representing the shares of Class A Common Stock have been duly executed, countersigned, registered and delivered in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, or upon the conversion or exercise of any Security offered under the Registration Statement, and upon payment of the consideration therefor (in an amount not less than the par value of the Class A Common Stock) provided for therein, then such shares of Class A Common Stock will be validly issued, fully paid and nonassessable.

2. With respect to any particular series of shares of Preferred Stock registered pursuant to the Registration Statement, when (a) the issuance and terms of such shares of Preferred Stock, the terms of the offering thereof and related matters, including the adoption of a certificate of designation (a “Certificate”) relating to such Preferred Stock conforming to the Charter Documents and the General Corporation Law of the State of Delaware, and the filing of such Certificate with the Secretary of State of the State of Delaware (or the filing of an amendment to the Certificate of Incorporation to similar effect), have been duly authorized by all required corporate action of the Board and, if required, of the stockholders of the Company in accordance with the Charter Documents and Applicable Laws and (b) if required, certificates representing the shares of Preferred Stock have been duly executed, countersigned, registered and delivered in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, or upon conversion or exercise of any other Security offered under the Registration Statement, and upon payment of the consideration therefor (in an amount not less than the par value per share of such Preferred Stock) provided for therein, then such shares of Preferred Stock will be validly issued, fully paid and nonassessable.

3. With respect to any Debt Securities registered pursuant to the Registration Statement, when (a) the issuance of such Debt Securities has been duly authorized by all required corporate action of the Board and, if required, of the stockholders of the Company in accordance with the Charter Documents and Applicable Laws, (b) an Indenture relating to such Debt Securities in the form filed with the Registration Statement as an exhibit has been duly authorized and validly executed and delivered by each of the Company and the Trustee, (c) the specific form and terms of the Debt Securities have been duly established in accordance with the Indenture, duly authorized pursuant to resolutions duly adopted by the Board, and validly executed, authenticated, issued, and delivered in accordance with the Indenture and the applicable definitive purchase, underwriting or similar agreement, in the manner and for the consideration approved by the Board and stated in the prospectus supplement relating thereto (as amended as of the date of such issuance, sale and delivery), or upon the exercise of Warrants to purchase Debt Securities, upon payment of the consideration therefor provided for therein, then such Debt Securities will be validly issued and will constitute valid and binding obligations of the Company.

4. With respect to any Warrants registered pursuant to the Registration Statement, when (a) the issuance and terms of such Warrants, the terms, execution and delivery of any warrant agreement relating to the Warrants (“Warrant Agreement”), the terms of the offering thereof and related matters have been duly authorized by all required corporate action of the Board and, if required, of the stockholders of the Company in accordance with the Charter Documents and Applicable Laws, (b) the Warrant Agreement has been duly authorized and validly executed and delivered by the Company, and (c) such Warrants have been duly executed, issued and delivered by the Company in accordance with the provisions of the Warrant Agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment of the consideration therefor provided for therein, then such Warrants will constitute valid and binding obligations of the Company.

5. With respect to any Subscription Rights registered pursuant to the Registration Statement, when (a) the issuance and terms of such Subscription Rights, the terms, execution and delivery of the subscription rights agreement relating to the Subscription Rights (“Subscription Rights Agreement”), the terms of the offering thereof and related matters have been duly authorized by all required corporate action of the Board and, if required, the stockholders of the Company in accordance with the Charter Documents and Applicable Laws, (b) the Subscription Rights Agreement has been duly authorized and validly executed and delivered by the Company, and (c) such Subscription Rights have been duly executed, issued and delivered by the Company in accordance with the provisions of the Subscription Rights Agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment of the consideration therefor provided for therein, then such Subscription Rights will constitute valid and binding obligations of the Company.

6. With respect to any Units registered pursuant to the Registration Statement, when (a) the conditions outlined in the immediately preceding paragraphs (1) through (5) that apply to the Securities that make up such Units are all met, (b) the issuance and terms of such Units, the terms, execution and delivery of the unit purchase agreement relating to such Units (“Unit Agreement”), the terms of the offering thereof and related matters have been duly authorized by all required corporate action of the Board and, if required, of the stockholders of the Company in accordance with the Charter Documents and Applicable Laws, (c) the Unit Agreement has been duly authorized and validly executed and delivered by the Company, and (d) such Units have been duly executed, issued and delivered by the Company in accordance with the provisions of the Unit Agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment of the consideration therefor provided for therein, then such Units will constitute valid and binding obligations of the Company.

7. The Placement Shares, to be issued and sold by the Company, have been duly authorized for issuance and, when issued, sold and delivered for consideration (of not less than par value per share of the Class A Common Stock) and in the manner contemplated by the Sales Agreement and the Sales Agreement Prospectus and in accordance with the resolutions duly adopted and to be duly adopted by the Board and to be duly adopted by the placement committee of the Board with respect to the offer, sale and issuance of the Placement Shares, will be validly issued, fully paid and nonassessable.

In connection with the opinions expressed above, we have assumed that each of the Debt Securities and the Indenture, Warrant Agreement, Subscription Rights Agreement and Unit Agreement governing such Securities are legally valid and binding obligations of each party thereto other than the Company.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus and Sales Agreement Prospectus constituting parts thereof and any amendments thereto. In giving this consent we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

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This opinion is intended solely for use in connection with the issuance and sale of the Securities subject to the Registration Statement and is not to be relied upon for any other purpose. In providing this letter, we are opining only as to the specific legal issues expressly set forth above, and no opinion shall be inferred as to any other matter or matters. This opinion is rendered on, and speaks only as of, the date of this letter first written above, is based solely on our understanding of facts in existence as of such date after the aforementioned examination and does not address any potential changes in facts, circumstance or law that may occur after the date of this opinion letter. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention, whether or not such occurrence would affect or modify any of the opinions expressed herein.

Very truly yours,

/s/ Fenwick & West LLP

Fenwick & West LLP